                                     EXHIBIT
                                      10.44


   Convertible Note, dated as of January 9, 1998, in the principal amount of
                   $1,750,000 from the Company to Paul Bagley.

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                                CONVERTIBLE NOTE


         FOR VALUE RECEIVED, the undersigned ("Consolidated Capital") promises to pay to Paul Bagley (the "Noteholder") One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000), together with interest, as follows:

         1. PAYMENT; INTEREST RATE. Except as earlier converted in whole or in part, the principal amount of this Note shall be repaid on the 8th day of January 1999. Interest on this Note shall accrue at the rate of 12% per annum based on a 365-day year, which interest shall be due and payable monthly in arrears on the 7th day of each month beginning with the 9th day of February 1998. Interest shall be paid in cash.

         2. TERM. The Loan shall be due and payable on (the "Repayment Date") the earlier of (a) January 9, 1999 and (b) sixty (60) days after the consummation of an equity issuance by Consolidated Capital resulting in net proceeds of at least $25 million (the "Equity Issuance Repayment Date") provided that the Noteholder or any Holder of the Note shall have received a written notice of the at least forty-five (45) days prior to such Equity Issuance Repayment Date.

         3. PREPAYMENTS. This Note and any and all interest thereon may be prepaid, in whole or in part, by Consolidated Capital at any time, and from time to time, provided that no prepayment may be made by Consolidated Capital until the Noteholder or any Holder of the Note shall have received a written notice of the date of prepayment not less than forty-five (45) days prior to such prepayment (the "Prepayment Date"). This Note may be converted on the terms set forth in Section 5 until 5:00 p.m. on the day immediately preceding to the Prepayment Date.

         4. SECURITY, EQUITY SHARES. The payment of this Note shall be secured by a security interest in all of the assets of Consolidated Capital and each of its subsidiaries which security interest shall automatically become effective upon the consent of Congress Financial Corporation ("Congress") to such security interest or the refinancing or repayment of any loan arrangement with Congress.

         As consideration for the advancement of this loan, Consolidated Capital shall issue to the Noteholder Common Shares of Borrower as follows: 1,500,000 Common Shares upon advancement of the Loan (the "Common Shares"). The Common Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, will constitute "restricted securities" for purposes of the Securities Act and the Noteholder will not be able to transfer such Common Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or an exemption therefrom. The certificates evidencing the Common Shares shall contain a legend to the foregoing effect.

         5. CONVERSION OF NOTE. (a) At any time and prior to the repayment in full of


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the Loan, the outstanding principal amount of this Note, and all accrued interest thereon, in whole or in increments of at least $20,000 of principal, may be converted by the Noteholder into shares of Common Stock (the "Conversion Shares") at $1.00 per share (the "Conversion Price").

                  (b) In order to effect the conversion of all or part of the Note, the Noteholder shall issue a notice of conversion substantially in the form attached hereto as Schedule 2 (the "Notice of Conversion") and surrender the Note for conversion. Each conversion of all or any portion of the Note will be effected as of the close of business on the date on which the Note is surrendered at the principal office of Consolidated Capital. At such time as such conversion is effected, to the extent that any portion of the Note is converted, the rights of the Noteholder with respect to such portion of the Note shall cease and the Noteholder shall be deemed to become the holder of record of the shares of Conversion Shares represented thereby. Consolidated Capital shall convert that portion of the Note specified in the Notice of Conversion to Conversion Shares and, for the balance of the Loan remaining subsequent to the conversion, reissue to the Noteholder a replacement note in the same form as the Note.

                  (c) Within five business days after a conversion has been effected, Consolidated Capital will deliver to the Noteholder:

                           (i) a certificate or certificates representing the
                  number of shares of Conversion Shares issuable by reason of conversion in the name of the Noteholder and in such denomination or denominations as the Noteholder has specified; and

                           (ii) a new Note representing any principal balance
                  which was not converted into Conversion Shares in connection with such conversion.

                  (d) The Conversion Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Note shall be subject to adjustment from time to time upon the happening of certain --vents as follows after the date hereof and through and including the repayment in full of the Loan:

                           (i) In case Consolidated Capital shall (1) declare a
                  dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (2) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying it by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock immediately prior to such action. Such adjustment shall be made each time any event listed above shall occur.




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                           (ii) Whenever the Conversion Price is adjusted
                  pursuant to Subsection (i) above, the number of Conversion Shares purchasable upon conversion of the Note shall simultaneously be adjusted by multiplying the number of Conversion Shares initially issuable upon conversion of the Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

                           (iii) All calculations under this Section 5(d) shall
                  be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (iv) Whenever securities are issued causing the
                  Conversion Price to be adjusted, as herein provided, Consolidated Capital shall promptly cause a notice setting forth the adjusted Conversion Price and adjusted number of Conversion Shares issuable upon exercise of the Note to be mailed to the Noteholder, at its last address appearing in Consolidated Capital's register. Consolidated Capital may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by Consolidated Capital) to make any computation required by this Section 5(d), and a certificate signed by such firm shall be evidence of the correctness of such adjustment.

         6. DEFAULT. Consolidated Capital shall be in default under this Note upon the occurrence of- (i) any of the events specified in Section 6(a) hereof and the failure to cure such default within ten (10) days after receipt of written notice thereof from the Noteholder; (ii) any of the events specified in
Section 6(b) hereof and the failure to cure such default within twenty (20) days after receipt of written notice thereof from the Noteholder; or (iii) any of the events specified in Section 6(c) hereof (any of the foregoing being an "Event of Default"):

                  (a) Failure to make any principal or interest payment required under this Note on the due date of such payment;

                  (b) Any material default, breach or misrepresentation shall occur under the terms and provisions of this Note; or

                  (c) Insolvency of, business failure of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by Consolidated Capital, or commenced against Consolidated Capital which is not discharged within sixty (60) days.

                  The liability of Consolidated Capital hereunder is unconditional and no indulgences granted from time to time shall be construed as a novation of this Note or as a reinstatement of indebtedness evidenced hereby or as a waiver of the right of Noteholder or subsequent holders thereafter to insist upon strict compliance with the terms of this Note.

         7. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of
Default:

                  (a) specified in clause (c) of Section 6, then the entire amount of the Loan shall be automatically accelerated and immediately due and payable;

                  (b) specified in clauses (a) or (b) of Section 6, then the Noteholder may declare the entire amount of the Loan immediately accelerated, due and payable; and

                  (c) the Noteholder shall have all of the rights and remedies provided to the Noteholder by the Loan Documents, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Noteholder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

                  (d) the Noteholder or any subsequent holder hereof shall be entitled to reimbursement for all reasonable costs and expenses (including attorneys' fees and expenses) incurred in attempting to enforce payment of any amounts due and owing hereunder.

         8.       REPRESENTATIONS AND WARRANTIES OF CONSOLIDATED CAPITAL.

                  (a) Existence. Consolidated Capital is a corporation duly organized and in good standing under the laws of the State of Colorado and is duly qualified to do business and is in good standing in all states where such qualification is necessary, except for those jurisdictions in which the failure to qualify would not, in the aggregate, have a material adverse effect on Consolidated Capital's financial condition, results of operations or business.

                  (b) Authority. The execution and delivery by Consolidated Capital of this Agreement and the Note: (a) are within Consolidated Capital's corporate powers; (b) are duly authorized by Consolidated Capital's board of directors; (c) are not in contravention of the terms of Consolidated Capital's certificate of incorporation or bylaws; (d) are not in contravention of any law or laws, or of the terms of any material indenture, agreement or undertaking to which Consolidated Capital is a party or by which Consolidated Capital or any of Consolidated Capital's property is bound; (e) do not require any governmental consent, registration or approval; (f) do not contravene any contractual or governmental restriction binding upon Consolidated Capital; and (g) will not result in the imposition of



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         any lien, charge, security interest or encumbrance upon any property of
         Consolidated Capital under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Consolidated Capital is a party or by which Consolidated Capital or any of Consolidated Capital's property may be bound or affected.

                  (c) Binding Effect. This Agreement sets forth the legal, valid and binding obligations of Consolidated Capital and are enforceable against Consolidated Capital in accordance with their respective terms.

         9. INVESTMENT REPRESENTATIONS THE NOTEHOLDER. The Noteholder represents and warrants to Consolidated Capital as follows:

                  (a) The Noteholder acknowledges that you have advised the Noteholder that the Common Shares and Conversion Shares (together, the "Securities") have not been registered under the Securities Act or any other securities regulation laws of any state and that your reliance on the availability of certain exemptions from registration is based in part on the representations made by the Noteholder in this Agreement.

                  (b) The Noteholder hereby represents to you that the Noteholder is acquiring the Securities for the account of the Noteholder for investment only and not with a view to resell or otherwise distribute such Securities, and that the Noteholder is not acquiring the Securities on behalf of any other person or entity. The Noteholder further represents that the Noteholder does not intend to resell, transfer or dispose of all or any part of the Securities without registration under the Securities Act or without an opinion from counsel acceptable to Consolidated Capital, that registration is not required, and the Noteholder represents that he is able to bear the economic risk of this investment for an indefinite period of time under these circumstances.

                  (c) The Noteholder further acknowledges that the Securities are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Securities Act. The Noteholder understands that stop transfer instructions will be issued to the transfer agent for Consolidated Capital's stock, and the Noteholder consents to the placing of a legend in substantially the following form on the back of the certificate issued to the Noteholder:

         THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE LAWS REGULATING THE ISSUANCE OF SECURITIES AND ARE PURCHASED PURSUANT TO AN INVESTMENT REPRESENTATION BY THE PURCHASER THEREOF. THESE SHARES SHALL NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY

         THE PURCHASER IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL TO THE EFFECT THAT SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

         10. COVENANTS OF CONSOLIDATED CAPITAL. Consolidated Capital covenants that:

                  (a) Reservation of Common Stock. As of the date hereof, Consolidated Capital has reserved and Consolidated Capital shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling Consolidated Capital to satisfy any obligation to issue shares of its Common Stock incident to the conversion of the Note and otherwise in accordance with the terms of this Note; such amount of shares of Common Stock to be reserved to be calculated based upon the minimum purchase price therefor under the terns of this Note, and assuming the full conversion of this Note. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect (i) potential increases in the Common Stock which Consolidated Capital may thereafter be so obligated to issue by reason of adjustments to the purchase price therefor and the issuance of the Note and (ii) stock splits and stock dividends and distributions.

                  (b) Exchange Act Registration. Consolidated Capital will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act. Consolidated Capital will take all action to continue the listing and trading of its Common Stock and will comply in all respects with Consolidated Capital's reporting, filing and other obligations under the bylaws or rules of the NASD and its trading market.

                  (c) Corporate Existence. Consolidated Capital will take all steps necessary to preserve and continue the corporate existence of Consolidated Capital.

                  (d) Additional SEC Documents. Consolidated Capital will furnish to the Noteholder upon request copies of all SEC Documents furnished or submitted to the SEC.

                  (e) Blackout Period. (i) Consolidated Capital will immediately notify the Noteholder upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an equity offering; (A) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the. period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (B) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (C) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (D) the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (E) Consolidated Capital's reasonable determination that a post-effective amendment to the registration statement would be appropriate; and Consolidated Capital will promptly make available to the Noteholder any such supplement or amendment to the related prospectus.

         11.      REGISTRATION RIGHTS.

         11.1 Registration of Securities. (a) At the written request of the Noteholder Consolidated Capital shall file with the SEC a registration statement on Form S-1 or otherwise appropriate form (the "Registration Statement') for the registration of the resale by the Noteholder of the Securities under the Securities Act.

                  (b) Consolidated Capital shall prepare and file with the SEC such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep the Registration Statements referred to in subsection (a) above effective for a maximum of two years from the date of issuance of the Securities.

                  (c) Consolidated Capital will, prior to filing a registration statement or prospectus or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein) to register the Securities, furnish to the Noteholder and one firm of counsel representing the Noteholder, copies of such registration statement as proposed to be filed, together with the exhibits thereto, which documents will be subject to review by such parties, and thereafter furnish to the Noteholder and its counsel for their review such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents or information as the Noteholder or counsel may reasonably request in order to facilitate the disposition of the Securities.

         11.2 Indemnification of the Holder. Subject to the conditions set forth below, in connection with any registration of the Securities pursuant to this
Section 11, Consolidated Capital agrees to indemnify and hold harmless the Noteholder, any underwriter for Consolidated Capital or acting on behalf of the Noteholder and each person, if any, who controls the Noteholder, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an "Indemnified Person"), as follows:

                           (i) Against any and all loss, claim, damage and
                  expense whatsoever arising out of or based upon (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending any litigation, commenced or threatened, or any claim whatsoever based upon) any untrue or alleged untrue statement of a material fact contained in any preliminary prospectus (if used prior to the effective date of the registration statement), registration statement or prospectus (as from time to time amended and supplemented), or in any application or other document executed by Consolidated Capital or based upon written information furnished by Consolidated Capital filed in any jurisdiction in order to qualify Consolidated Capital's securities under the securities laws thereof, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any other violation of applicable federal or state statutory or regulatory requirements or limitations relating to action or inaction by Consolidated Capital in the course of preparing, filing, or implementing such registered offering; provided, however, that the indemnity agreement contained in this section shall not apply to any loss, claim, damage, liability or action arising out of or based upon any untrue or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing to Consolidated Capital by or on behalf of the Noteholder expressly for use in connection therewith or arising out of any action or inaction of the Noteholder;

                           (ii) Subject to the proviso contained in Subsection
                  (i) above, against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any such litigation or claim) if such settlement is effected with the written consent of Consolidated Capital; and

                           (iii) Consolidated Capital shall be notified, by
                  letter or by facsimile confirmed by letter, of any action commenced against Indemnified Persons, promptly after such person shall have been served with the summons or other legal process giving information as to the nature and basis of the claim. The failure to so notify Consolidated Capital, if prejudicial in any material respect to Consolidated Capital's ability to defend such claim, shall relieve Consolidated Capital from its liability to the indemnified person under this Section 6, but only to the extent that Consolidated Capital was prejudiced. The failure to so notify Consolidated Capital shall not relieve Consolidated Capital from any liability which it may have otherwise than on account of this indemnity agreement. Consolidated Capital shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if Consolidated Capital elects to assume the defense, such defense shall be conducted by counsel chosen by it, provided such counsel is reasonably satisfactory to the Indemnified Persons in any suit so brought.

         11.3 Indemnification of Consolidated Capital. The Noteholder agrees to indemnify and hold harmless Consolidated Capital, and its officers and directors who signed the registration statement and each other person, if any, who controls Consolidated Capital and underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified against by Consolidated Capital under Section 11.2 above; provided, however, that such indemnification by the Noteholder hereunder shall be limited to any losses, liabilities, claims, damages, or expenses to the extent caused by any untrue statement of a material fact or omission of a material fact (required to be stated therein or necessary to make statements therein not misleading), if any made (or in settlement of any litigation effected with the written consent of such sellers, alleged to have been made) in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any application or other document in reliance upon, and in conformity with, written information furnished to Consolidated Capital by the Noteholder expressly for use in any preliminary prospectus, the registration statement or prospectus or any amendment or supplement thereof or in any such application or other document. In case any action shall be brought against Consolidated Capital, or any other person so indemnified, in respect of which indemnity may be sought against Noteholder, Noteholder shall have the rights and duties given to Consolidated Capital, and each other person so indemnified shall have the rights and duties given to the Noteholder, by the provisions of Section 11.2. The person indemnified agrees to notify Noteholder promptly after the assertion of any claim against the person indemnified in connection with the sale of securities.

         11.4 Contribution. If the indemnification provided for in Sections 11.2 and 11.3 above are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party, on one hand, and such indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party, on one hand, or such indemnifying party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person who has committed fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         11.5 Maximum Interest. It is expressly stipulated and agreed to be the intent of Consolidated Capital and the Noteholder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Noteholder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any Note or advance hereunder, or if acceleration of the maturity of the Note or the indebtedness hereunder or if any prepayment by Consolidated Capital results in Consolidated Capital's having paid any interest in excess of that permitted by law, then it is Consolidated Capital's and the Noteholder's express intent that all excess cash amounts theretofore collected by Noteholder be credited on the principal balance of the Note (or if the Note has been or would thereby be paid in full, refunded to Consolidated Capital), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Noteholder does not intend to collect any unearned interest in the event of acceleration.

         12. WAIVER OF PRESENTMENT. Except as set forth in this Note, Consolidated Capital and every endorser or guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of time of payment or any other indulgence, to any substitution, exchange or release of Collateral and to the addition or release of any other party primarily or secondarily liable.

         13. GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF COLORADO AND CONSOLIDATED CAPITAL AND

THE NOTEHOLDER BY ACCEPTANCE HEREOF CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF COLORADO TO DETERMINE ANY QUESTIONS OF FACT OR LAW ARISING UNDER THIS NOTE.

         14. TRANSFERABILITY. This Note is assignable and transferable by the Noteholder without the consent of Consolidated Capital.

         IN WITNESS WHEREOF, Consolidated Capital has executed this Note as of the day and year set forth below.



Dated: January 9, 1998                           CONSOLIDATED CAPITAL OF
                                                 NORTH AMERICA, INC.


                                                 By:   /s/ Donald R. Jackson
                                                    ----------------------------
                                                     Donald R. Jackson
                                                     Treasurer